Exhibit 10.1

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 30, 2009, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 8020 Towers Crescent Drive, Suite 475, Vienna, Virginia 22182 (“Bank”) and (b) (i) GLOBALOPTIONS, INC., a Delaware corporation with offices at 1501 M Street, N.W., Washington, D.C. 20005 (“Global”), and (ii) THE BODE TECHNOLOGY GROUP, INC., a Delaware corporation with offices at 1501 M Street, N.W., Washington, D.C. 20005 (“Bode”) (Global and Bode are jointly and severally, individually and collectively, referred to herein as the “Borrower”).

1.           DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 31, 2008, evidenced by, among other documents, a certain Fourth Amended and Restated Loan and Security Agreement dated as of March 31, 2008, among Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.           DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement, (b) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of March 31, 2008 between Bank and Global (the “Global IP Security Agreement”), and (c) the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of March 31, 2008 between Bank and Bode (the “Bode IP Security Agreement”) (together with any other collateral security granted to Bank, the  “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.           DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1 thereof:

“           (a)           Availability.  Subject to the terms of this Agreement, Borrower may request that Bank finance specific Eligible Accounts.  Bank may, in its good faith business discretion in each instance, finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account (the “Advance”).  Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis.  When Bank makes an Advance, the Eligible Account becomes a “Financed Receivable.”

(b)           Maximum Advances.  The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.

(c)           Borrowing Procedure.  Borrower will deliver an Invoice Transmittal for each Eligible Account it offers.  Bank may rely on information set forth in or provided with the Invoice Transmittal.”

and inserting in lieu thereof the following:

“           (a)           Availability.

(i)           Subject to the terms of this Agreement, Borrower may request that Bank finance specific Eligible Accounts.  Bank may, in its good faith business discretion in each instance, finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account.  Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis.

(ii)           Subject to the terms of this Agreement, Borrower may request that Bank finance Eligible Accounts on an aggregate basis.  Bank may, in its sole discretion in each instance, finance Eligible Accounts on an aggregate basis by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the aggregate face amount of a summary listing of Eligible Accounts provided to Bank for one Account Debtor (the “Aggregate Eligible Accounts”).  Bank may, in its sole discretion, change the percentage of the Advance Rate for the Aggregate Eligible Accounts on a case by case basis.

(iii)           Any extension of credit made pursuant to the terms of subsection (i) or (ii) above shall hereinafter be referred to as an “Advance”.  When Bank makes an Advance, the Eligible Account or the Aggregate Eligible Accounts each become a separate “Financed Receivable”.”

(b)           Maximum Advances.  The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.  In addition and notwithstanding the foregoing, (i) the aggregate amount of Advances outstanding at any time may not exceed Ten Million Dollars ($10,000,000.00), and (ii) the aggregate amount of Advances made based upon Aggregate Eligible Accounts outstanding at any time may not exceed One Million Five Hundred Thousand Dollars ($1,500,000.00).

(c)           Borrowing Procedure.  Borrower will deliver an Advance Request and Invoice Transmittal in the form attached hereto as Exhibit C signed by a Responsible Officer for each Advance it requests, accompanied by an accounts receivable aging with respect to Advances requested to be made based upon Aggregate Eligible Accounts, or by invoices with respect to Advances requested to be made based upon Eligible Accounts.  Bank may rely on information set forth in or provided with the Advance Request and Invoice Transmittal.”

2	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.1.1(f):

“If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to One Hundred Thousand Dollars ($100,000.00) (the “Early Termination Fee”).”

and inserting in lieu thereof the following:

“If this Agreement is terminated (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to Fifty Thousand Dollars ($50,000.00) (the “Early Termination Fee”).”

3	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.1(h) thereof, in its entirety:

“           (h)           Suspension of Advances.  Borrower’s ability to request that Bank finance Eligible Accounts hereunder will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.”

and inserting in lieu thereof the following:

“           (h)           Suspension of Advances.   Without limiting the fact that Bank has no obligation to make Advances based upon Aggregate Eligible Accounts, Borrower’s ability to request that Bank finance Eligible Accounts hereunder will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.3 thereof:

“The Finance Charge is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.”

and inserting in lieu thereof the following:

“Except as otherwise provided in Section 2.3.1(b)(i), the Finance Charge is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.2.4 thereof:

“Borrower will pay to Bank a collateral handling fee equal to 0.20% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”), provided, however, for any Subject Month (as of the first calendar day of such month) to the extent that Borrower maintained Liquidity of greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) at all times during the applicable Testing Month, the Collateral Handling Fee shall be waived for such month.  This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance.  The Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.”

and inserting in lieu thereof the following:

“Borrower will pay to Bank a collateral handling fee equal to 0.20% (or, with respect to Financed Receivables based upon Aggregate Eligible Accounts, 0.30%) per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”), provided, however, for any Subject Month (as of the first calendar day of such month) to the extent that Borrower maintained Liquidity of greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) at all times during the applicable Testing Month, the Collateral Handling Fee shall be 0.0% (or, with respect to Financed Receivables based upon Aggregate Eligible Accounts, 0.10%) per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year.  This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance.  Except as otherwise provided in Section 2.3.1(b)(i), the Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.”

6	The Loan Agreement shall be amended by deleting the following, appearing as Section 2.3.1 thereof:

“           2.3.1           Repayment.  Borrower will repay each Advance on the earliest of: (a) the date on which payment is received of the Financed Receivable with respect to which the Advance was made, (b) the date on which the Financed Receivable is no longer an Eligible Account, (c) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account), (d) the date on which there is a breach of any warranty or representation set forth in Section 5.3, or (e) the Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges and Collateral Handling Fees with respect to such Advance and all other amounts then due and payable hereunder.”

and inserting in lieu thereof the following:

“           2.3.1           Repayment.

(a)           With respect to Advances made based on specific Eligible Accounts, Borrower will repay each Advance on the earliest of: (i) the date on which payment is received of the Financed Receivable with respect to which the Advance was made, (ii) the date on which the Financed Receivable is no longer an Eligible Account, (iii) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account), (iv) the date on which there is a breach of any warranty or representation set forth in Section 5.3, or (v) the Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges and Collateral Handling Fees with respect to such Advance and all other amounts then due and payable hereunder.

(b)           With respect to Advances made based on Aggregate Eligible Accounts:

(i)           Borrower shall pay to Bank, on the first day of each Reconciliation Period, and contemporaneously with payment in full of an Advance made based upon Aggregate Eligible Accounts, all accrued Finance Charges and Collateral Handling Fees on the Advances made based on the Aggregate Eligible Accounts;

(ii)           Borrower shall also pay the principal amount of each Advance made based on Aggregate Eligible Accounts on the earliest of: (A) the date the Financed Receivable (or any portion thereof) is no longer an Eligible Account, or an Adjustment has been made to any portion of the Aggregate Eligible Accounts, or any Account comprising the Aggregate Eligible Accounts has been paid by the Account Debtor (but in each case only up to the portion of Advances such that the aggregate Financed Receivable Balance (net of any Accounts that are paid, not Eligible Accounts, or subject to an Adjustment) is not less than 125% of the aggregate Advances made thereon); (B) the date on which there is a breach of any warranty or representation set forth in Section 5.3; or (C) the Maturity Date (including any early termination); and

(iii)           In addition to the foregoing, Borrower hereby authorizes Bank to, at Bank’s election in its sole discretion, refinance each outstanding Advance which is made based upon Aggregate Eligible Accounts at any time, including, without limitation, when a portion of the Advance is repaid or when Bank makes an additional Advance pertaining to Aggregate Eligible Accounts in respect of the same Account Debtor.  Each such refinancing shall consist of the creation of a new “placeholder note” on the books of Bank which evidences the Financed Receivable Balance with respect to such Advance.”

7	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7:

“           6.7           Financial Covenants.  Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:

(a)           EBDA.  EBDA for the three-month period ending on the last day of each month of at least:

Period	Minimum EBDA
For the three-month period ending on February 29, 2008	($4,000,000.00)
January 1, 2008 through March 31, 2008	($4,000,000.00)
February 1, 2008 through April 30, 2008	($2,500,000.00)
March 1, 2008 through May 31, 2008	($1,400,000.00)
April 1, 2008 through June 30, 2008	($500,000.00)
May 1, 2008 through July 31, 2008	$1.00
June 1, 2008 through August 31, 2008	$100,000.00
July 1, 2008 through September 30, 2008	$300,000.00
August 1, 2008 through October 31, 2008	$300,000.00
September 1, 2008 through November 30, 2008	$500,000.00
October 1, 2008 through December 31, 2008, and each three month period ending on the last day of each month thereafter	$750,000.00

(b)           Liquidity Ratio.  At all times, to be tested as of any day, until the occurrence of the EBDA Event, Borrower shall have a Liquidity Ratio of at least 2.0 to 1.0.”

and inserting in lieu thereof the following:

“           6.7           Financial Covenants.  Borrower shall maintain at all times, to be tested as of the last day of each month, unless otherwise noted:

(a)           EBDA.  EBDA for the three-month period ending on the last day of each month of at least:

Period	Minimum EBDA
For the three-month period ending on February 29, 2008	($4,000,000.00)
January 1, 2008 through March 31, 2008	($4,000,000.00)
February 1, 2008 through April 30, 2008	($2,500,000.00)
March 1, 2008 through May 31, 2008	($1,400,000.00)
April 1, 2008 through June 30, 2008	($500,000.00)
May 1, 2008 through July 31, 2008	$1.00
June 1, 2008 through August 31, 2008	$100,000.00
July 1, 2008 through September 30, 2008	$300,000.00
August 1, 2008 through October 31, 2008	$300,000.00
September 1, 2008 through November 30, 2008	$500,000.00
October 1, 2008 through December 31, 2008	$750,000.00
November 1, 2008 through January 31, 2009	$750,000.00
December 1, 2008 through February 28, 2009	$750,000.00
January 1, 2009 through March 31, 2009	$1.00
February 1, 2009 through April 30, 2009	$250,000.00
March 1, 2009 through May 31, 2009	$250,000.00
April 1, 2009 through June 30, 2009	$500,000.00
May 1, 2009 through July 31, 2009	$850,000.00
June 1, 2009 through August 31, 2009	$850,000.00
July 1, 2009 through September 30, 2009	$850,000.00
August 1, 2009 through October 31, 2009, and each three month period ending on the last day of each month thereafter	$1,000,000.00

8	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of Eligible Accounts in Section 13.1 thereof:

“           (k)           Accounts for which Bank reasonably determines collection to be doubtful or any Accounts which are unacceptable to Bank for any reason.”

and inserting in lieu thereof the following:

“           (k)           With respect to Advances (and requests for Advances) made based upon Eligible Accounts, Accounts pertaining to a receivable in an amount that is less than or equal to Five Thousand Dollars ($5,000.00); and

(l)           Accounts for which Bank reasonably determines collection to be doubtful or any Accounts which are unacceptable to Bank for any reason.”

9	The Loan Agreement shall be amended by inserting the following definition appearing alphabetically in Section 13.1 thereof:

“           “Aggregate Eligible Accounts” is defined in Section 2.1.1.”

10	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“           “Applicable Rate” is a per annum rate equal to the Prime Rate plus one and one half of one percent (1.50%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained Liquidity of greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) at all times during the applicable Testing Month, the Applicable Rate shall be a per annum rate equal to the Prime Rate plus three quarters of one percent (0.75%).”

“           “Collections” are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.”

“           “Facility Amount” is Twenty-Five Million Dollars ($25,000,000.00).”

“           “Financed Receivables” are all those Eligible Accounts, including their proceeds which Bank finances and makes an Advance, as set forth in Section 2.1.1.  A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.”

“           “Invoice Transmittal” shows Eligible Accounts which Bank may finance and, for each such Account, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number.”

“           “Maturity Date” is 364 days from the date of this Agreement.”

and inserting in lieu thereof the following:

“           “Advance Request and Invoice Transmittal” shows Eligible Accounts and/or Aggregate Eligible Accounts which Bank may finance and, for each such Account, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number.”

“           “Applicable Rate” is a per annum rate equal to the Prime Rate plus one and three quarters of one percent (1.75%), provided, however, for any Subject Month (as of the first calendar day of such month), to the extent that Borrower maintained Liquidity of greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) at all times during the applicable Testing Month, the Applicable Rate shall be a per annum rate equal to the Prime Rate plus one percent (1.0%).”

“           “Collections” are (a) all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables, and (b) any refinancing by Bank, to be completed at Bank’s discretion pursuant to Section 2.3.1(b)(iii), of any Advance (or portion thereof) which is based upon Aggregate Eligible Accounts.”

“           “Facility Amount” is Twelve Million Five Hundred Thousand Dollars ($12,500,000.00).”

“           “Financed Receivables” are all those Eligible Accounts and Aggregate Eligible Accounts, including their proceeds which Bank finances and makes an Advance, as set forth in Section 2.1.1.  A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.”

“           “Maturity Date” is March 29, 2010.”

11	The Loan Agreement shall be amended by deleting the Compliance Certificate appearing as Exhibit B thereto and inserting in lieu thereof the Compliance Certificate attached on Schedule 1 hereto.

12
The Loan Agreement shall be amended by inserting Schedule 1 hereto as Exhibit C thereto, and any and all references in the Loan Agreement to “Invoice Transmittal” shall hereafter mean and refer to “Advance Request and Invoice Transmittal in the form of Exhibit C hereto”.

4.           FEES.  Borrower shall pay to Bank a modification fee equal to Fifty-Five Thousand Dollars ($55,000.00) which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.           RATIFICATION OF IP SECURITY AGREEMENTS.

(a)           Global hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Global IP Security Agreement and acknowledges, confirms and agrees that the Global IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

(b)           Bode hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Bode IP Security Agreement and acknowledges, confirms and agrees that the Bode IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

6.           RATIFICATIONS OF PERFECTION CERTIFICATES.

(a)           Global hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 31, 2008 between Global and Bank, and acknowledges, confirms and agrees the disclosures and information Global provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

(b)           Bode hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 31, 2008 between Bode and Bank, and acknowledges, confirms and agrees the disclosures and information Bode provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

GLOBALOPTIONS, INC.		SILICON VALLEY BANK

By:	/s/ Jeffrey O. Nyweide	By:	/s/ Christine Egitto

Name:	Jeffrey O. Nyweide	Name:	Christine Egitto

Title:	Chief Financial Officer	Title:	Vice President

THE BODE TECHNOLOGY GROUP, INC.

By:	/s/ Jeffrey O. Nyweide

Name:	Jeffrey O. Nyweide

Title:	Chief Financial Officer

The undersigned, GLOBALOPTIONS GROUP, INC. ( “Guarantor”) hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of (a) a certain Unconditional Guaranty (the “Guaranty”) dated as of March 31, 2008, executed and delivered by Guarantor, pursuant to which Guarantor unconditionally guaranteed the prompt, punctual and faithful payment and performance of all Obligations of Borrower to Bank, and (b) a certain Security Agreement (the “Security Agreement”) dated as of March 31, 2008, between Guarantor and Bank, pursuant to which Guarantor granted Bank a continuing first priority security interest in the Collateral (as the term is defined therein) to secure the payment and performance of the Obligations under the Guaranty in accordance with the terms of the Security Agreement.  In addition, Guarantor acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

GLOBALOPTIONS GROUP, INC.

By:	/s/ Harvey W. Schiller

Name:	Harvey W. Schiller

Title:	Chairman and Chief Executive Officer